Exhibit 2

TABLE OF CONTENTS

1.      Message from the administration

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2.      Invitation

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3.      The Meeting

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4.      Procedures, guidelines and deadlines for participation in the Meeting

4.1. Individuals

4.2. Legal Entities

4.3. Investment Funds

4.4. ADR Holders

4.5. Distance Voting Form

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5.      Call Notice

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6.      Explanatory Texts of the matters to be deliberated at the Meeting

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7.      Related documents and links

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8.      Annex I - Power of Attorney

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1. MESSAGE FROM THE ADMINISTRATION

Dear Shareholders,

The management of Oi S.A. - Under Court-Supervised Reorganization (“Oi” or “Company”) hereby invites you to attend the next Extraordinary General Meeting (“Meeting”) of the Company, called to be held on September 17, 2020, at 11:00AM, at the Company’s headquarters, located at Rua do Lavradio, No. 71, Centro, Rio de Janeiro – RJ, which shall discuss: (i) the proposal for amendment to article 64 of the Company’s Bylaws; and (ii) the Reelection of the current members of the Company’s Board of Directors for a new term of office with duration up to the Ordinary General Meeting approving the financial statements referring to the fiscal year ended December 31, 2020.

In line with its transformation process, the Company’s management will adopt a process for evaluating its board of directors, with input from specialized external consultants relating to the proposed election of the board of directors to be included in the proposal to shareholders for the 2021 Annual General Meeting. Such proposal will take into account the needs of the Company and the effectiveness of the board. With this initiative, the Company will create a framework to determine the composition of the future board, which will be included in a proposal to the shareholders in a structured, transparent and judicious manner, for the benefit of the Company and in line with the best corporate governance practices.

As announced to the market, the Company’s strategy is to create the largest telecommunications infrastructure provider nationwide as of the availability to the masses of the optical fiber and high-speed Internet, provision of solutions to companies and preparation for the evolution to 5G, as determined in its Strategic Planning. We understand that Oi has a natural vocation for an outstanding activity in the Brazilian market, due to its huge national optical fiber infrastructure, with about 400 thousand kilometers, which leaves us in a unique condition to become the national transport network provider and enabler of 5G in Brazil for all carriers.

In view of the Covid-19 Pandemic, Oi recommends and encourages its shareholders to attend this Extraordinary General Meeting (“EGM”) by exercising their voting right in the resolutions in the Agenda through the Distance Voting Bulletin (“DVB”), as provided by the Company at its Investor Relations’ website, as well as CVM [Brazilian Securities and Exchange Commission] and B3 websites, along with the other documents to be discussed at EGM, in compliance with the guidance contained in the DVB, under the CVM Ruling No. 481/09, as amended by CVM Rulings No. 561/15 and 570/15.

The Company's management appreciates the trust placed in Oi and its Managers, and reaffirms its intention to continue to act in order to comply with the principles of transparency, equity, accountability, corporate responsibility and ethics.

This Manual for Shareholders' Participation at the Extraordinary General Meeting 2020 (“Manual”) proposes to provide, in a clear and precise manner, clarifications and guidelines for the participation of our Shareholders in the Meeting, contributing to the full exercise of their voting rights.

This Manual should be read together with the Company's Management Proposal, which is available at the Company's headquarters and on the websites of B3 S.A. - Brasil, Bolsa, Balcão (“B3”), the Brazilian Securities and Exchange Commission (“CVM”), and the Company (www.oi.com.br/ri).

We count on your presence, in the Company’s best interest. Your vote is very important to Oi.

Sincerely,

Rodrigo Modesto de Abreu

Chief Executive Officer

Eleazar de Carvalho Filho

Chairman of the Board of Directors

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2. INVITATION

EXTRAORDINARY GENERAL MEETING OF OI S.A. - IN JUDICIAL REORGANIZATION

DATE

September 17, 2020

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TIME

11:00 a.m.

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PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

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HOW TO GET THERE

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3. THE MEETING

The Company's management invites the Oi’s Shareholders to attend the Meeting to deliberate on the following matters:

(1)	Amendment to article 64 of the Company's Bylaws; and
(2)	Reelection of the current members of the Company's Board of Directors for a new term of office until the Annual General Meeting that approves the financial statements for the fiscal year ended on December 31, 2020.

Before the Meeting is initialed, the Shareholders shall sign the Attendance Book.

With respect to item 1, for the Meeting to be convened at first call, the attendance of shareholders representing at least two-thirds (2/3) of the voting share capital is required, pursuant to article 135, heading of Law 6.404/1976, with a view to the proposal to amend the Bylaws,

However, with respect to item 2, for the Meeting to be convened at first call, the attendance of Shareholders representing at least one-fourth (1/4) of the voting share capital is required, pursuant to article 125 of Law 6.404/1976.

If there is not enough quorum for the initiation of the Meeting on first call, the Company will subsequently announce a new date for the holding of the Meeting on the second call, when the Meeting will be initialed with the presence of any number of Shareholders.

Once the quorum with respect to any items of the Meeting has been verified, it will be initialed by the Chairperson of the Board of Directors or by whomever he/she indicates at the time of the Meeting or by means of a power of attorney granted in advance with specific powers. If the Chairperson of the Board of Directors, or the person nominated by him/her is absent or prevented to do so, the Meeting shall be initialed and chaired by the Vice-Chairperson of the Board of Directors or by whomever he/she indicates at the time of the Meeting or by means of a proxy granted in advance with specific powers. If the Vice-Chairperson of the Board of Directors, or the person nominated by him/her, is also absent, it will be up to any Director present to initiate and chair the Meeting. The Chairperson of the Board of the Meeting, in turn, shall choose the respective secretary.

The holders of the Company's preferred shares shall have the right to vote on the matters to be deliberated at such Meeting, in accordance with the prerogative present in paragraph 3 of article 12 of the Company's Bylaws and paragraph 1 of article 111 of Law No. 6.404/76, and shall always vote together with the holders of Oi's common shares.

The deliberations of the Meeting shall be taken by an absolute majority of votes, not counting abstentions, which, however, shall be taken into account for the calculation of the initiation quorum.

Considering that (i) the transitional provision contained in the current Article 64 of the Company's Bylaws will expire with the end of the term of office of the members of the New Board of Directors, provided for in Clause 9.3 of the Company's Judicial Reorganization Plan, and (ii) that the Company is going through a relevant and complex period, with the implementation of its Strategic Plan and resolution of an Amendment to the PRJ, the Item (1) above aims at the amendment to article 64 of the Company’s Bylaws, in order to give greater stability to the Company in the coming months and reconcile the directors’ terms of office with the time of holding the Ordinary General Meetings and, at the same time, preserve the rule of Article 22 of the Bylaws, which provides for a single 2-year term of office.

However, the purpose of item (2) is to elect the slate of candidates for the Board of Directors composed by the current members of the Company’s Board of Directors, all of them independent, for a new term of office with duration up to the Ordinary General Meeting approving the financial statements referring to the fiscal year ended December 31, 2020.

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As provided in art. 26 of the Bylaws, shareholders are allowed to request the adoption of the multiple voting process, provided that they represent at least 5% of the voting capital of the Company and present such request up to 48 hours before the EGM 2020, pursuant to the Brazilian Corporation Law and of CVM Instruction 165. In the multiple voting process, each share is assigned as many votes as there are positions to be filled in the Board of Directors (11 members), the shareholder being guaranteed the right to cumulate the votes in a single candidate or distribute them between several at your discretion.

If the multiple vote is adopted, the Company's management proposes that the votes attributed to each shareholder who votes according to the management's proposal be distributed proportionally, in equal percentages, among the members that make up the list now submitted.

Additionally, in the event of the withdrawal or resignation of one or more members of the slate, the Company's management proposes that the votes attributed to each shareholder who votes according to the management's proposal be kept in the rest of the slate or distributed proportionally, in equal percentages, between the other members that remain as candidates. To this end, if necessary, the shareholder who votes in favor of the slate proposal presented by management agrees and authorizes its votes to be distributed among the other candidates indicated on the slate in the form above.

Oi recommends its Shareholders to carefully examine the documents made available to them by the Management, in order to deliberate on said matters.

The documents and information regarding the matters to be deliberated are available at the Company's headquarters and on Oi’s website (www.oi.com.br/ri), as well as on CVM’s website (www.cvm.gov.br) and B3 website (www.b3.com.br).

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4. PROCEDURES, GUIDELINES AND DEADLINES FOR PARTICIPATION IN THE MEETING

Oi’s Shareholders may exercise their voting right at the EGM either in person or remotely, via distance voting bulletin,

Those Shareholders intending to attend the meeting, may do so personally or by duly constituted proxies, under the terms of Paragraph 1, article 126 of Law No. 6.404/76.

Shareholders are kindly requested to arrive at the Meeting in advance, so that the documents necessary for their participation can be checked.

Shareholders may exercise their right to distance voting by filling in the Distance Voting Form regarding the Meeting. Shareholders who choose to exercise their right to vote by means of Distance Voting Form must observe the rules and formalities described in the Distance Voting Form and in item 12.2 of the Company's Reference Form (Rules, Policies and Practices relating to General Meetings), available on CVM website (www.cvm.gov.br).

Considering the COVID-19 (Coronavirus) pandemic and the exceptional reflections arising thereof, the necessary documents for the in-person attendance of Oi’s shareholders at the EGM may be digitalized and submitted in pdf format to the electronic address invest@oi.net.br, by 6:00PM on September 15, 2020. Also, exceptionally, Oi shall not require the compliance with notarization, authentication, apostille and sworn translation formalities for the said documents.

If you have any questions regarding the procedures and deadlines described below, please contact the Company's Investor Relations Department at invest@oi.net.br

4,1. Individuals

We request the individual who wish to participate in person in the Meeting to provide to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9:00 a.m. to 12:00 p.m. and from 2:00 p.m. to 6:00 p.m., for the attention of the Corporate Management and M&A, at least two (2) business days prior to the date designated in the Call Notice for the Meeting or send scanned copies in PDF format to the Company’s email address (invest@oi.net.br) until September 15, 2020, the following documents: (i) proof or extract issued by the bookkeeping institution or person in charge of the custody of the shares containing the respective shareholding interest of the Shareholder, issued by the competent body within three (3) business days prior to the Meeting, when applicable; (ii) copies of the identity document and Individual Taxpayer Registration (“CPF”) of the Shareholder.

Should the individual wish to be represented at the Meeting by an attorney-in-fact, he/she shall submit, together with the documents indicated above, the respective power of attorney, with special powers, as well as the copies of the identity document and CPF of the attorney-in-fact present at the Meeting, who shall attend the Meeting with such documents. In order to assist the Shareholders, it bears in item 7 of this Manual the model of power of attorney that may be used. The Shareholders may certainly use a power of attorney other than the one suggested in this Manual, provided that in accordance with the provisions of Law 6.404/1976 and Law 10.406, of January 10, 2002, as amended (“Brazilian Civil Code”).

Foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the documents, before being forwarded to the Company, must be translated into Portuguese.

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On an exceptional basis, in virtue of the effects caused by COVID-19 (Coronavirus) pandemic, the Company shall waive the compliance with notarization, authentication, apostille and sworn translation formalities for the said documents.

We emphasize that the previous sending of said documents aims to provide greater agility in the registration of the Shareholders and greater agility in the work of preparing the Meeting.

It should be noted that, regarding the above-mentioned period, the Shareholder who attends the Meeting until the beginning of the Meeting, with the required documents, may participate and vote, even if he has not previously deposited them.

4.2. Legal Entities

We request the legal entities who wish to participate in the Meeting to provide to the Company, until September 15,2020 (two (2) business days prior to the date designated in the Call Notice for the Meeting),at Rua Humberto de Campos nº 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9:00 a.m. to 12:00 p.m. and from 2:00 p.m. to 6:00 p.m., for the attention of the Corporate Management and M&A, or send scanned copies in PDF format to the Company’s email address (invest@oi.net.br), the following documents: (i) evidence or extract issued by the bookkeeping institution or by the person in charge of the custody of the shares containing the respective shareholding interest of the Shareholder, issued by the competent body within three (3) business days prior to the Meeting, when applicable; (ii) copies of the Instrument of Constitution or Bylaws or Articles of Association, as the case may be, minutes of election of the Board of Directors (when applicable) and minutes of the election of the Executive Officers containing the election of the legal representative(s) present at the Meeting.

Should the legal entity wish to be represented by an attorney-in-fact, it shall submit, together with the documents indicated above, the respective power of attorney, with special powers, as well as the copies of the identity document and CPF of the attorney-in-fact present at the Meeting and the minutes of election of the legal representative(s) who signed the power of attorney, these documents must be provided at the time of the Meeting by the attorney-in-fact. In order to assist the Shareholders, in bears in this Manual the model of power of attorney that may be used. The Shareholders may certainly use a power of attorney other than the one suggested in this Manual, provided that in accordance with the provisions of Law 6.404/1976 and the Brazilian Civil Code.

Foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents, before being forwarded to the Company, must be translated into Portuguese.

On an exceptional basis, in virtue of the effects caused by COVID-19 (Coronavirus) pandemic, the Company shall waive the compliance with notarization, authentication, apostille and sworn translation formalities for the said documents.

We emphasize that the previous sending of said documents aims to provide greater agility in the registration of the Shareholders and greater agility in the work of preparing the Meeting.

It should be noted that, regarding the above-mentioned period, the Shareholder who attends the Meeting until the beginning of the Meeting, with the required documents, may participate and vote, even if he has not previously deposited them.

4.3. Investment Funds

We request the investment funds intending to attend in person the Meeting to submit to the Company, by September 15, 2020 (two (02) business days in advance of the Meeting), the following documents, at Rua Humberto de Campos nº 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9:00 a.m. to 12:00 p.m. and from 2:00 p.m. to 6:00 p.m., for the attention of the Corporate Management and M&A, or submit them digitalized in pdf format by 6PM (also on September 15) to the electronic address. invest@oi.net.br: (i) evidence or extract issued by the bookkeeping institution or by the person in charge of the custody of the shares containing the respective shareholding interest of the Shareholder, issued by the competent body within three (3) business days prior to the Meeting, when applicable; (ii) copies of the Fund's Regulations and Bylaws or Articles of Association of the Fund's manager, as well as the minutes of election of the legal representative(s) present at the Meeting.

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Should the investment fund wish to be represented by an attorney-in-fact, it shall submit, together with the documents indicated above, the respective power of attorney, with special powers, as well as the copies of the identity document and CPF of the attorney-in-fact present at the Meeting and the minutes of election of the legal representative(s) who signed the power of attorney, these documents must be provided at the time of the Meeting by the attorney-in-fact. In order to assist the Shareholders, in bears in this Manual the model of power of attorney that may be used. The Shareholders may certainly use a power of attorney other than the one suggested in this Manual, provided that in accordance with the provisions of Law 6.404/1976 and the Brazilian Civil Code.

Foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents, before being forwarded to the Company, must be translated into Portuguese.

On an exceptional basis, in virtue of the effects caused by COVID-19 (Coronavirus) pandemic, the Company shall waive the compliance with notarization, authentication, apostille and sworn translation formalities for the said documents.

We emphasize that the previous sending of said documents aims to provide greater agility in the registration of the Shareholders and greater agility in the work of preparing the Meetings.

It should be noted that, regarding the above-mentioned period, the Shareholder who attends the Meeting until the beginning of the Meeting, with the required documents, may participate and vote, even if he has not previously deposited them.

4.4. ADR Holders

In the case of holders of American Depositary Receipts (“ADRs”), the financial institution holding the ADRs in the United States is the Bank of New York, which will send the proxies to ADR holders for them to exercise their voting rights, and will be represented at the Company's Meeting pursuant to the Deposit Agreement entered into with the Company through its representative in Brazil, Itaú Unibanco Bank.

On an exceptional basis, in virtue of the effects caused by COVID-19 (Coronavirus) pandemic, the Company shall waive the compliance with notarization, authentication, apostille and sworn translation formalities for the said documents.

4.5. Distance Voting Form

A Shareholder who chooses to exercise his or her distance voting right may do so: (i) fill out and send the Distance Voting Form directly to the Company, or (ii) transmit the instructions for filling it out to suitable service providers, according to the guidelines below:

4.5.1. Exercise the right to vote through service providers - Distance voting system:

Shareholders who choose to exercise their distance voting rights through service providers shall transmit their voting instructions to their respective custodians, with due regard for the rules determined by them, and shall verify the procedures established by them, as well as the documents and information required by them for such purpose.

It is worth noting that, as determined by CVM Instruction No. 481 of December 17, 2009 (“CVM Instruction No. 481/09"), the Central Depository of B3, upon receiving the Shareholder’s distance voting instructions through their respective custody agents, will disregard any instructions diverging from the same resolution that have been issued by the same CPF or Corporate Taxpayer's Registration number ("CNPJ"), as the case may be.

4.5.2. Submission of the form by the shareholder directly to the Company:

Shareholders who choose to exercise their right to participate and distance voting, by sending the Distance Voting Form directly to the Company, shall forward the following documents to the Company's Investor Relations Department:

(i)       The Distance Voting Form, duly completed, initialled and signed; and

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(ii)       Copy of the following documents:

(a)       For individuals, valid official identity document with photo and CPF of the Shareholder.

(b)       For legal entities: (i) last consolidated Bylaws or Articles of Association (as the case may be), accompanied by any subsequent amendments that have not been consolidated; (ii) corporate documents evidencing the regularity of the representation of the Shareholder; and (iii) valid official identity document with photo and CPF of the legal representative of the Shareholder.

(c)       For investment funds: (i) last investment fund Regulation, consolidated, together with any subsequent amendments thereto that have not been consolidated; (ii) last Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, subject to the investment fund's voting policy), consolidated, together with any subsequent amendments thereto that have not been consolidated; (iii) corporate documents evidencing the regularity of the representation of the administrator or manager and of the Shareholder (as the case may be); and (iv) valid official identity document with photo and CPF of the administrator or manager's legal representative (as the case may be) and of the Shareholder.

Regarding the documents indicated in items "(i)" and "(ii)" above, the Company requests, as the case may be, translated into Portuguese.

The aforementioned documents shall be delivered by September 10, 2020, at Rua Humberto de Campos, No. 425, 8th floor, Leblon, CEP [Zip Code] 22430-190, City or State of Rio de Janeiro or, on an exceptional basis, due to Covid-19 pandemic, electronically submitted, digitalized in pdf format, to the electronic address invest@oi.net.br.

The Distance Voting Bulletin shall, along with the required documents, be considered as valid only if received by the Company, in full order, within the aforementioned deadline. Bulletins received by the Company after that period shall be disregarded.

Pursuant to article 21-U of CVM Instruction No. 481/09, the Company will inform the Shareholder, through the e-mail address informed in the Distance Voting Form, whether the documents received are sufficient for the vote to be considered valid, or the procedures and deadlines for any rectification or resubmission, if necessary.

The Shareholder participating in the fungible custody of B3 shares who chooses to exercise his or her distance voting right by sending the Distance Voting Form directly to the Company shall also submit an updated statement of his or her shareholding position issued by the custodian institution (notably, the statement issued by B3). In addition, without prejudice to the participation checks that the Company usually carries out, according to the updated participation records of its shareholder base available to the Company, the Shareholder shall inform the Company, through the e-mail address invest@oi.net.br, of any movement with the shares held by him/her between the base date of such statement and the date of the Meeting, together with the evidence of such movement.

Other information regarding the procedures required for the exercise of the distance voting is described in item 12.2 of the Company's Reference Form.

4.6 Remote Participation

The Company shall provide methods for remote access to the EGM so that the shareholders may be able to remotely follow up the meeting; however, no statement or exercise of vote shall be allowed through the method for remote access made available. The exercise of distance voting shall be possible through the DVB..

The shareholders that wish to remotely follow the EGM must request the Company such access, at least 24 hours before the EGM is held (that is, before 11:00 am – Brasília time – on September 16, 2020), by email with the subject “AGE - remote access” to the email address invest@oi.net.br, stating the full name and individual taxpayers’ register (CPF) of the person who will remotely follow the EGM (shareholder, attorney-in-fact or legal representative). In order for the request to be granted, the email must also be accompanied by the documents provided for in the Manual for Shareholders’ Participation at the EGM, disclosed on this date, in pdf format.

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The Company will confirm receipt of the above-mentioned documents and will send via email to those shareholders who have submitted their requests, within the timeframe and conditions above, the relevant instructions to remotely follow the EGM.

Remote follow-up of the EGM is intended exclusively for Oi shareholders or their legal representatives. The access to be provided by the Company is non-transferable and shall not be assigned, forwarded or disclosed to any third party, whether shareholder or not. Shareholders or their legal representatives who receive access are also not allowed to record or reproduce, in whole or in part, the content or any information transmitted during the EGM.

The shareholders who remotely follow the EGM will not be counted as present at the EGM, unless they have exercised their vote via the Distance Voting Bulletin

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5. CALL NOTICE

The Call Notice for the Meeting will be published in the newspapers Valor Econômico and Diário Oficial do Estado do Rio de Janeiro, in the editions of August 18, 19 and 20, 2020.

Oi S.A. – In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/ME) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33 3 0029520-8

Publicly-Held Company

CALL NOTICE

EXTRAORDINARY SHAREHOLDERS’ MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Oi” or the “Company”) calls its shareholders (the “Shareholders”) to attend the Extraordinary Shareholders’ Meeting (the “EGM” or the “Meeting”) to be held on September 17, 2020, at 11:00 a.m., at the Company’s headquarters located at Rua do Lavradio No. 71, Centro, in the City and State of Rio de Janeiro, to deliberate on the following items:

(i)                  Amendment to article 64 of the Company’s Bylaws; and

(ii)                 Reelection of the current members of the Company’s Board of Directors for a new term of office until the Annual General Meeting that approves the financial statements for the fiscal year ended on December 31, 2020.

In line with its transformation process, the Company’s management will adopt a process for evaluating its board of directors, with input from specialized external consultants relating to the proposed election of the board of directors to be included in the proposal to Shareholders for the 2021 Annual General Meeting. Such proposal will take into account the needs of the Company and the effectiveness of the board. With this initiative, the Company will create a framework to determine the composition of the future board, which will be included in a proposal to the Shareholders in a structured, transparent and judicious manner, for the benefit of the Company and in line with the best corporate governance practices.

GENERAL INSTRUCTIONS:

1. The documents and information relating to matters that will be deliberated at the Meeting are available for examination by the Shareholders at: the Company’s headquarters, in the Shareholders’ Participation Manual, on the Company’s Investors Relations page (www.oi.com.br/ri), on the website of the Brazilian Securities Commission (Comissão de Valores Mobiliários – “CVM”) (www.cvm.gov.br), pursuant to CVM Instruction No. 481/09, and on the website of B3 S.A. – Brasil, Bolsa, Balcão (the “B3”) (http://www.b3.com.br/).

2. The holders of preferred shares shall have the right to vote on all matters subject to deliberation and included in the Agenda of the EGM that has been called, pursuant to paragraph 3 of article 12 of the Company’s Bylaws and paragraph 1 of article 111 of Law No. 6,404, enacted on December 15, 1976, as amended from time to time (the “Brazilian Corporation Law”), and shall always vote jointly with the common shares.

3. The Shareholders interested in requesting the adoption of the multiple voting process for the election of members of the Board of Directors must comply with the legal requirements and shall represent at least 5% of the voting shares, pursuant to CVM Instruction Nos. 165/91 and 282/98.

On-site Participation

4. Considering the COVID-19 (Coronavirus) pandemic, Oi will have limited staff and will adopt strict sanitary measures, both to preserve the health of the participants and to mitigate the risks of transmission. Such measures

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will include, among others, holding the EGM in a large auditorium, adopting social distancing protocols and supplying disposable masks and hand sanitizers.

5. In order to expedite the registration process and increase the safety of all the participants, Shareholders who will attend the Meeting, either in person or by proxy, are asked to send the following documents to the Company’s headquarters, at Rua Humberto de Campos No. 425, 5th Floor, Leblon, in the City and State of Rio de Janeiro, from 9:00 a.m. to 12:00 p.m. or from 2:00 p.m. to 6:00 p.m., up to two (2) business days prior to the Meeting, to the attention of the Corporate and M&A Management, or to send scanned copies of such documents in PDF format to the Company’s email address (invest@oi.net.br) until 6:00 p.m. on September 15, 2020: (i) in the case of an entity, copies of the Articles of Incorporation, Bylaws or Articles of Association, minutes of the election of the Board of Directors (if any) and minutes of the election of the Board of Executive Officers, which reflects the election of the legal representative(s) who will be present at the Meeting; (ii) in the case of an individual, copies of the Shareholder’s identification document and the Individual Taxpayer Registration Number (CPF); and (iii) in the case of an investment fund, copies of the fund’s organizational document (Regulamento) and the Bylaws or Articles of Incorporation of the Fund’s manager, as well as the minutes reflecting the election of the legal representative(s) who will be present the meeting. In addition to the documents mentioned in clauses (i), (ii) and (iii) above, in the event that a Shareholder is represented by a proxy, such Shareholder must also provide the respective power-of-attorney with special powers and copies of the proxy’s identification document and Individual Taxpayer Registration Number (CPF).

6. The Shareholders participating in the Fungible Custody of Registered Shares of the Stock Exchange who wish to attend the Meeting must submit a statement, issued by the competent body and demonstrating their ownership interest, up to two (2) business days prior to the Meeting.

7. On an exceptional basis, Oi will not require compliance with formalities for signature certification, authentication, apostille, and sworn translation of the abovementioned documentation.

Distance Voting

8. Oi recommends and encourages its Shareholders to participate remotely in the EGM and exercise their right to vote on the resolutions included in the Agenda through the Distance Voting Bulletin, as made available by the Company on Oi’s Investor Relations website and on the websites of the CVM and B3, together with the other documents to be discussed at the EGM, observing the guidelines contained in the Distance Voting Bulletin, in accordance with CVM Instruction 481/09, as amended by CVM Instruction Nos. 561/15 and 570/15.

9. The Shareholders may submit their Distance Voting Bulletin through their respective custody agents or directly to the Company.

10. In order to facilitate and encourage remote voting, the Shareholders who choose to submit their Distance Voting Bulletin directly to the Company, should forward such bulletin via email to invest@oi.net.br by September 10, 2020. The document must be completed and submitted in PDF format and duly signed. In addition, all relevant documentation that accompanies the Distance Voting Bulletin must be sent in PDF format. The Shareholders will not be required to physically send originals and certified copies of the Distance Voting Bulletin and relevant documentation to the Company’s address. The signature certification and authentication requirements have also been waived.

11. Oi will confirm receipt of the documents and inform the Shareholder, through the email address provided in the Distance Voting Bulletin, whether the submitted documents are sufficient for the vote to be considered valid or, alternatively, which procedures and deadlines are required for correction or resubmission, if applicable.

Remote Participation

12. The Company will provide remote access to the EGM for Shareholders who wish to participate remotely. However, it will not be possible to receive any manifestations through the remote follow-up system. Distance voting will only be possible through the Distance Voting Bulletin.

13. The Shareholders who wish to participate remotely in the EGM must request such access at least 24 hours before the EGM (that is, before 11:00 a.m. Brasília time on September 16, 2020), via email to invest@oi.net.br, with the following subject line: “AGE – remote access”, stating the full name and Individual Taxpayer

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Registration Number (CPF) of the individual who will participate remotely in the EGM (the Shareholder, proxy or legal representative). In order for the request to be granted, the email must also include the documents set forth in the Shareholders’ Participation Manual for the EGM, disclosed on this date, in PDF format.

14. The Company will confirm receipt of the abovementioned documents and will send instructions for remote participation via email to those Shareholders who have submitted their requests within the timeframe and in compliance with the conditions set forth above.

15. Remote participation at the EGM is intended exclusively for Oi Shareholders or their legal representatives. The access provided by the Company will not be transferable and shall not be given, forwarded or disclosed to any third party, regardless of whether such party is a Shareholder. Shareholders or their legal representatives who receive access are not allowed to record or reproduce, in whole or in part, the content or any information transmitted during the EGM.

16. The Shareholders who participate remotely in the EGM will not be counted as present at the EGM unless they have exercised their vote via the Distance Voting Bulletin.

Rio de Janeiro, August 18, 2020.

Eleazar de Carvalho Filho

Chairman of the Board of Directors

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6. EXPLANATORY TEXTS OF THE MATTERS TO BE DELIBERATED AT THE MEETING

All documents related to the Agenda are available to the Shareholders at the head office of Oi, on its website (www.oi.com.br/ri), on the pages of the Securities and Exchange Commission (www.cvm.gov.br), and B3 (http://www.b3.com.br/).

To help you make a decision on the matters listed in the Call Notice for the Meeting, we recommend you to carefully read the Management Proposal, filed in CVM's system Empresas.net (www.cvm.gov.br) and on the Company's Investor Relations page (www.oi.com.br/ri).

Any questions or clarifications on the matters on the Agenda of the Meeting may be resolved or obtained, as the case may be, by contacting the Investor Relations Department at invest@oi.net.br.

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7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information about the Company

- www.b3.com.br – various information about listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

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8. ANNEX I - Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY
[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Extraordinária da Companhia, a ser realizada em primeira convocação no dia 17 de setembro de 2020, às 11h, na sede social da Companhia localizada na Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:	[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [], registered in the individual Taxpayer Register (CPF/MF) under N. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – In Judicial Recuperation, (“Company”), in the Company’s Extraordinary Shareholders’ Meeting to be held on first call on September 17th, 2020, at 11 p.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:
Ordem do Dia:	Agenda:

(1) Alteração do artigo 64 do Estatuto Social da Companhia:

A favor ( ) Contra ( ) Abstenção ( )

(2) Reeleição dos atuais membros do Conselho de Administração da Companhia para um novo mandato com prazo de duração até a Assembleia Geral Ordinária que aprovar as demonstrações financeiras do exercício social findo em 31 de dezembro de 2020:

A favor ( ) Contra ( ) Abstenção ( )

(1) Amendment to article 64 of the Company's Bylaws:

Approve ( ) Disapprove ( ) Abstention ( )

(2) Reelection of the current members of the Company's Board of Directors for a new term of office until the Annual General Meeting that approves the financial statements for the fiscal year ended on December 31, 2020:

Approve ( ) Disapprove ( ) Abstention ( )

[Cidade], [dia] de [mês] de [ano]      /      [Month], [date] [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / notarized signature)

Cargo / Title

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